Exhibit 99.2

IMMEDIATE RELEASE	June 7, 2011

ASCO PRESENTATIONS REINFORCE LYMPHOSEEK CLINICAL
DEVELOPMENT APPROACH AND REGULATORY PATHWAY

- Company Remains Confident in Regulatory Pathway for Lymphoseek -

DUBLIN, OHIO – June 7, 2011 — Neoprobe Corporation (NYSE Amex: NEOP), a diversified developer of innovative oncology surgical and diagnostic products, today announced that, following the presentation of full the data set from the NEO3-09 clinical trial of Lymphoseek at the American Society of Clinical Oncology (ASCO) Meeting yesterday in Chicago, two of the principal investigators in the trial participated with Company representatives in an event for analysts and institutional investors last evening following the poster session.  Dr. Anne Wallace of the Moores Cancer Center, University of California San Diego, and Dr. Vernon Sondak of the H. Lee Moffitt Cancer Center presented their experience in the trials to the select group of analysts and institutional investors.   Copies of the slides presented by Dr. Wallace, Dr. Sondak and the Company at the event, along with audio recordings of their presentations, are available to investors and interested parties at the Company’s website at www.neoprobe.com/ASCO2011.asp.

The NEO3-09 study, presented as a clinical poster and discussed Monday at the ASCO Meeting, reaffirmed superior Lymphoseek® (99mTc-tilmanocept) performance compared to vital blue dye in ILM procedures.  The Company remains confident that the NEO3-09 study design, execution, regulatory input, statistical analyses and clinical study results for Lymphoseek are consistent with FDA and expert guidance and responsibilities to patient care.  In particular, the Company’s approach has been built on the scientific method, with rigorous testing utilizing well-controlled clinical trials, the appropriate, on-label comparator, pre-specified endpoints, prospective statistical analysis plans, and consistent dialogue with regulatory authorities, to demonstrate the safe and effective performance of Lymphoseek.

“The design of both Phase 3 clinical trials, NEO3-05 and NEO3-09, have met the safety and efficacy expectations as discussed with FDA.  Neoprobe has conducted the trials in accordance with the parameters discussed and reviewed with FDA.  Direct comparison of Lymphoseek to vital blue dye – the only FDA-approved product for ILM procedures – is the appropriate comparator regulatory pathway to demonstrate the comparative clinical value of tilmanocept,” said George Mills, MD, former Director, Division of Medical Imaging and Radiopharmaceutical Drug Products at FDA and a Neoprobe consultant.

“We are confident the NDA package that will be filed with FDA will meet the standards of products that have an existing approved indication of use, said Fred Cope, Ph.D, Neoprobe’s Senior Vice President, Pharmaceutical Research and Clinical Development.”

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NEOPROBE CORPORATION
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Contacts:

Neoprobe Corporation — Brent Larson, Sr. VP & CFO – (614) 822-2330

Investor Relations – Michael Rice, LifeSci Advisors, LLC — (201) 408-4923

Public Relations/Media Relations – Mark Marmur, Makovsky & Co. — (212) 508-9670

About Neoprobe
Neoprobe is a biomedical company focused on enhancing oncology patient care and improving patient benefit through radiopharmaceutical product development.  Neoprobe is actively developing two radiopharmaceutical agent platforms – Lymphoseek® and RIGScanTM CR – to help surgeons better identify and treat certain types of cancer.  Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT.  Neoprobe’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline program through continued investment and selective acquisitions.  For more information, please visit www.neoprobe.com.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.